UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 15, 2007

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

                Effective November 15, 2007, the Company, as Borrower, entered into a Loan Agreement with each of the financial institutions that are signatories to thereto (the “Lenders”) and Wells Fargo Bank, National Association, in its capacity as a Lender and as the administrative agent (the “Administrative Agent”) of the Lenders.  The Loan Agreement establishes a secured revolving line of credit in the principal amount of up to $90,000,000.  At the Company’s option, interest on advances will be based on the Administrative Agent’s prime rate or an applicable LIBOR rate.  Interest is due monthly and all outstanding principal and accrued interest is due on November 13, 2009, the maturity date of the loan.

                Pursuant to the terms of a Fee and Leasehold Mortgage With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by the Company and Kapalua Land Company, Ltd., a wholly owned subsidiary of the Company, in favor of the Lenders, the loan is secured by approximately 1,437 acres of the Company’s land in West Maui.

                The Loan Agreement contains various representations, warranties, affirmative, negative and financial covenants and events of default customary for financings of this type.

                The Company borrowed approximately $17.0 million under the Loan Agreement at closing.  The initial advances under the Loan Agreement were used to re-pay approximately $16.1 million, representing all outstanding principal and interest, under the Company’s revolving credit facility with Bank of Hawaii and certain other lenders.  Subsequent advances will be used for short-term capital requirements, working capital and general corporate purposes.

                The foregoing description of the secured revolving line of credit does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and Fee and Leasehold Mortgage With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, copies of which are filed as exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

                Concurrent with the effective date of the Loan Agreement described in Item 1.01 above, the Company terminated its Loan Agreement with the Bank of Hawaii and the lenders named therein, dated October 1, 2006.  The Company was in compliance with all applicable covenants and other restrictions under its credit facility with the Bank of Hawaii as of its effective date of its termination.  The Company did not incur any prepayment or early termination penalties upon termination of the Loan Agreement with the Bank of Hawaii.

Item 2.03                                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Loan Agreement and Fee and Leasehold Mortgage With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing described in Item 1.01 constitutes the creation of a direct financial obligation.  The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Loan Agreement between Maui Land & Pineapple Company, Inc., Wells Fargo Bank, National Association, and each of the financial institutions signatory thereto, effective November 15, 2007.
10.2	Fee and Leasehold Mortgage With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, effective November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: November 19, 2007	By:	/S/ ROBERT I. WEBBER
Robert I. Webber
Chief Financial Officer/Senior Vice President Business Development
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement between Maui Land & Pineapple Company, Inc. Wells Fargo Bank, National Association, and each of the financial institutions signatory thereto, effective November 15, 2007.
10.2	Fee and Leasehold Mortgage With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, effective November 15, 2007.